                                                                   Exhibit 10.11


                                 PATENT LICENSE


                                    Parties

     This Agreement with its appendices, exhibits and schedules, (the "Agreement") is made as of March 11, 1996 (the "Execution Date") between ALLERGAN, 8301 Mars Drive, Waco, Texas 76712 and ALLERGAN, INC., having a principal place of business at 2525 Dupont Drive, Irvine, California 92715 (hereinafter collective "LICENSOR"), and AKSYS, LTD., a Delaware corporation, having a principal place of business at 1113 S. Milwaukee Avenue, Suite 300, Libertyville, Illinois 60048 (hereinafter "LICENSEE").


                                    Recitals

     A. LICENSOR is the sole owner and Assignee of U.S. Patent No. 5,392,653, Zanger et al., entitled "Pressure Transducer Magnetically-Coupled Interface Complementing Minimal Diaphragm Movement During Operation," issued February 28, 1995 and its foreign counterparts (hereinafter "Licensed Patents") as currently set forth in Exhibit A hereto.

     B. The LICENSEE is developing machines and systems for performing kidney dialysis of humans and intends to manufacture, or have manufactured for it, its kidney dialysis machines in the United States and overseas, and to sell said machines in the United States and worldwide. The kidney dialysis machines of LICENSEE comprise many different systems and subcomponents, one of which are pressure sensors.

     C. The LICENSEE represents that it independently conceived and reduced to practice a non-invasive pressure sensor for use with its kidney dialysis machines, without having any prior knowledge of the Licensed Patents or the work of Allergan relating to pressure sensors.

     D. LICENSEE is interested in obtaining an exclusive license, in the field of use of kidney dialysis machines and methods, under the Licensed Patents and LICENSOR is willing to grant an exclusive license to LICENSEE and its Affiliates under the Licensed Patents limited to the field of use of kidney dialysis machines and methods.

                            ARTICLE 1:  DEFINITIONS

     1.0 "Defined Terms". Terms defined in this Article 1 and elsewhere, parenthetically, in this Agreement, shall have the same meaning throughout the Agreement. Defined Terms may be used in the singular or plural.

     1.1  "Party".  Party means the LICENSEE and/or the LICENSOR.

     1.2 "PRESSURE SENSOR" means a non-invasive pressure sensor as generally described in the Licensed Patents, used to measure the positive or negative pressure of the medium (either fluid or air) that is contained within the pressure sensor chamber, including the diaphragm, metal disc, magnetic member, strain gauge and electrical outputs that supply signals from the pressure sensor to signal processing equipment.

     1.3 "Licensed Products" means any Pressure Sensors and Constituent components of dialysis machines including extracorporeal circuits manufactured by LICENSEE under the license acquired under this Agreement and covered by one or more claims of any unexpired patent in Licensed Patents.

     1.4  "Field of Use" means the field of kidney dialysis.

     1.5 "Affiliate(s)" means a company which, directly or indirectly, controls, is controlled by, or are under common control of a party.

                           ARTICLE 2:  LICENSE GRANT

     2.1 "Patent Grant". Subject to the terms and conditions of this Agreement, LICENSOR hereby grants to LICENSEE and its Affiliates an exclusive, worldwide license under the Licensed Patents, in the Field of Use, to make, have made, use and sell Licensed Products, with the right to sublicense the right to use and sell, but without the right to sublicense manufacturing rights without prior written approval by LICENSOR, which approval shall not be unreasonably withheld. The license shall not otherwise be transerable except as provided in Article 8.15 hereof. LICENSEE agrees not to use or sell Licensed Products outside the Field of Use and agrees not to sell Licensed Products to third parties for use outside the Field of Use.

     2.2 "Patent Marking". All Licensed Products made, used or sold by Licensee in the U.S. during the life of the Licensed Patents shall bear a marking in compliance with 35 U.S.C. (S) 287(a).

                          ARTICLE 3:  LICENSE PAYMENTS

     3.1 "Lump Sum Payment". In consideration for the license granted to the LICENSEE under Article 2, the LICENSEE shall pay to the LICENSOR a License Fee in the amount of Fifteen Thousand Dollars ($15,000) within ten (10) business days after this Agreement shall become effective, and another Fifteen Thousand Dollars ($15,000) upon the LICENSEE's first commercial sale after FDA regulatory approval (510K) of a Licensed Product. However, the entire License Fee will become immediately due and payable upon the LICENSOR's termination of this Agreement for default under Article 7.

     3.2 "Running Royalty". In addition to the sums in Section 3.1, LICENSEE shall pay to LICENSOR on behalf of itself and its Affiliates Thirty Cents ($0.30) for every Pressure Sensor Set (tubing assembly containing two (2) Pressure Sensors) manufactured and released as finished goods available for sale by LICENSEE or its Affiliates that is covered by any Licensed Patent during the term of the Licensed Patent. LICENSEE and its Affiliates shall maintain records adequate to account for the manufacture of Pressure Sensor Sets during the term of the Licensed Patent. Payments under this running royalty shall be made quarterly within sixty (60) days of the end of each calendar quarter and shall be accompanied with a report of such manufacture of Pressure Sensor Sets.

     3.3 "Minimum Annual Royalty". LICENSEE shall pay to LICENSOR during the term of this Agreement the following minimum annual royalty payments:

                        Amount        Calendar Year
                        ------        -------------
                        $20,000       1998
                        $30,000       1999
                        $40,000       2000
                        $50,000       2001 and annually thereafter
                                      during the term of the
                                      Agreement


     Minimum annual royalties shall be due and payable annually at the time the Fourth Quarter running royalty payment is due. Running royalties paid according to Section 3.2 shall be credited against minimum annual royalties and minimum annual royalties shall be payable to the extent the running royalties for the applicable calendar year are less than the minimum royalty obligation for such calendar year. Failure to pay applicable minimum royalties when due shall result, upon written notice thereof by LICENSOR to LICENSEE, in LICENSEE's exclusive license being converted to a non-exclusive license. Failure to pay at least one-half (1/2) of the applicable minimum royalties when due shall result, upon written notice thereof by LICENSOR to LICENSEE, in termination of the license. For the avoidance of doubt, in the event LICENSEE pays at least one-half (1/2) of the applicable minimum royalties, but less than the full amount, LICENSEE's exclusive license, upon written notice thereof by LICENSOR, shall be converted to a non-exclusive license.

     3.4 "Late Payments". If the LICENSEE shall fail or refuse to make any payment due hereunder on or before the date on which such payment is due, the LICENSEE shall pay to the LICENSOR, at the time such payment is actually made, an administrative fee equal to One Percent (1%) of the amount of such payment for each month, or fraction of a month, that such payment is overdue.

                  ARTICLE 4:  REPRESENTATIONS AND LIMITATIONS

     4.1 The LICENSOR makes no warranty or representation that the LICENSEE's or its Affiliate's utilization of the license received from the LICENSOR will not infringe patents owned by any third party, nor any warranty or representation as to the validity or scope of any patent under which a license is granted. The LICENSEE and its Affiliates assume all risks of liability to any third person by reason of infringement of patents owned by such third persons.

     4.2 "Disclaimer of Warranties". Nothing in this Agreement shall be construed as:

               (a) a warranty or representation that anything made, used, sold or otherwise disposed of under any license granted in this Agreement is or will be free from infringement of patents of third persons; or

               (b) a requirement that either party shall file any patent application, secure any patent, or maintain any patent in force except that LICENSOR agrees to use reasonable efforts to prosecute and maintain the Licensed Patents; or

               (c) an obligation to bring or defend or prosecute actions or suits against or by third parties for infringement of any patent; or

               (d) granting by implication, estoppel, or otherwise, any licenses or rights under patents other than the Licensed Patents.

     The LICENSOR does not make any representations, extend any warranties of any kind, either express or implied, including but not limited to warranties of fitness for a particular purpose or of merchantability or otherwise, or assume any responsibilities whatever with respect to use, sale, or other disposition by the LICENSEE or its Affiliates or its vendees or transferees of products incorporating or made by use of any information obtained or patents licensed under this Agreement.

                      ARTICLE 5:  INDEMNITY AND INSURANCE

     5.1  "Indemnity".  LICENSEE shall defend, indemnify and

hold LICENSOR and its employees, officers and directors harmless from and against any and all damages, injuries, causes of action, costs, losses and expenses, including without limitation, Court costs and reasonable attorney fees, if any, resulting from claims made against LICENSOR by virtue of the license granted herein to LICENSEE and its Affiliates.

     5.2 "INSURANCE". LICENSEE and its Affiliates shall obtain and maintain a policy or policies of liability insurance covering Licensed Products in the amount of not less than Five Million Dollars ($5,000,000) and shall have LICENSOR named as an additional insures. LICENSEE agrees to have the policy in force prior to first commercial sale.

                    ARTICLE 6: GOVERNMENTAL AUTHORIZATION

     6.1 "EXPORT AUTHORIZATION". This Agreement may be subject to restrictions concerning the export of products from the United States which may be imposed by the U.S. Government or any other competent authority. Accordingly, LICENSEE and its Affiliates agrees not to export or re-export, directly or indirectly, Licensed Products for which the U.S. Government or other competent authority at the time of export requires an export license or other approval, without first obtaining the written consent to do so from the Department of Commerce or other agency of the U.S. Government or from other competent authority when required by an applicable statute or regulation. The LICENSOR shall provide to the LICENSEE reasonable assistance for determining the need for, and the procuring of, such consent.

                        ARTICLE 7: TERM AND TERMINATION

     7.1 "EFFECTIVENESS". This Agreement shall become effective on the Execution Date, and , unless terminated earlier in accordance with Section 7.2, shall remain in effect until the expiration or lapse or declaration of invalidity or unenforceability by a Court or agency of competent jurisdiction, of the last to expire of the Licensed Patents. In the event the U.S. patent is held invalid or unenforceable by a Court or Agency of competent jurisdiction, the minimum royalty obligations of Article 3.3 shall be reduced to one-half (1/2) of the amounts set forth for payments due following the date of such a holding.

     7.2 "TERMINATION". This Agreement may be terminated (1) for cause by either party serving notice of such termination if a Party shall default in the performance or observance of any of its obligations under this Agreement, and such default shall continue for ninety (90) days after notice specifying such default has been served upon the defaulting Party, or (2) without cause by LICENSEE on ninety (90) days written notice, subject to the payment of all royalty obligations through the date of termination, including pro-rata payment of any minimum royalties.

     Such right to termination shall not be exclusive, and exercise by either Party shall not preclude the exercise by such Party of any other right or remedy that it may have by law against the defaulting Party on account of any default by the defaulting Party.


     7.3 "SURVIVAL". Except as expressly otherwise proviced in this Agreement, its termination shall not relieve any party of any obligation or liability accrued hereunder prior to such termination.

                    ARTICLE 8: GENERAL TERMS AND CONDITIONS

     8.1 "MARK AND PUBLICITY". Nothing contained in this Agreement shall be construed as conferring any right to use in advertising, publicity or other promotional activities any name, trade name, trademark, or other designation (including any contraction, abbreviation, or simulation of any of the foregoing), without the express written approval of the other Party, no party shall use any designation of the other Party in any promotional activity associated with this Agreement or the Licensed Product. Neither Party shall issue any press release or make any public statement in regard to this Agreement without the prior written approval of the other Party.

     8.2 "FORCE MAJEURE". Neither the LICENSOR nor the LICENSEE shall be held responsible for any delay or failure in the performance of this Agreement to the extent such delay or failure is caused by fire, flood, explosion, war, embargo, the act of any civil or military authority, acts of God, inability to secure transportation facilities, acts or omissions of carriers, power outages, or by any other causes beyond its control whether or not similar to the foregoing, provided that the hindered Party (a) notifies the other Party of such cause, (b) exercises reasonable effort to cure such delay or failure and resume performance, and (c) excuses performance by the other Party during the period of such delay or failure.

     8.3 "NOTICES". Notices and payment under this Agreement shall be in writing and sent by first class mail as follows:

          As to AKSYS, LTD.                     Lawrence H.N. Kinet
                                                Chairman and CEO
                                                AKSYS, LTD.
                                                1113 S. Milwaukee Avenue
                                                Suite 300
                                                Libertyville, IL 60048

          As to ALLERGAN, INC.                  General Counsel
                                                ALLERGAN, INC.
                                                2525 Dupont Drive
                                                Irvine, CA  92715


     8.4 "RIGHT TO CONTINUE WORK WITH THIRD PARTIES". Subject to the terms of this Agreement, each Party shall be free to engage in other work, alone or with others, and to furnish information to and receive information from others.

     8.5 "LIMITATION OF RIGHTS". Except as expressly provided in this Agreement, nothing contained herein shall be construed as conferring any license or other rights by implication, estoppel or otherwise, under any patent or patent applications, or any copyrights, trademarks, trade names or trade dress.

     8.6 "LIMITATION OF LIABILITY". Neither Party will be liable to the other for any indirect, special or consequential damages whatsoever, whether grounded in tort (including negligence), strict liability or contract, and neither Party's liability under any circumstances shall exceed the contract price hereunder.

     8.7 "INDEPENDENT CONTRACTOR". In the performance of this Agreement, the status of the parties, including its employees and agents, shall be that of independent contractors and not as employees or agents, or fiduciaries of the other Party, and as such, neither Party shall have the right to make commitments for or on behalf of the other Party.

     8.8 "GENERAL INDEMNIFICATION". Each Party shall be responsible for (a) the safety of its own employees and agents while engaged in work under the Agreement, and (b) any liability for damages or personal injuries, including death, resulting from work under the Agreement, without any warranty, liability, or indemnification on the part of the other Party.

     8.9 "NO WAIVER". Failure at any time to require performance of any of the provisions herein shall not waive or diminish a Party's right thereafter to demand compliance therewith or with any other provision. Waiver of any default shall not waive any other default. A Party shall not be deemed to have waived any rights hereunder unless such waiver is in writing and signed by a duly authorized officer of the Party making such waiver.

     8.10 "SEVERABILITY". If one or more of the provisions of this Agreement shall be held invalid, illegal or unenforceable, the remaining provisions shall not in any way be affected for impaired thereby. In the event any provision is held invalid, illegal or unenforceable, the parties shall use reasonable efforts to substitute a valid, legal and enforceable provision which, insofar as is practical, implements purposes of the section held invalid, illegal and unenforceable.

     8.11 "APPLICABLE LAW". This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of California and/or the United States of America as may be applicable.

     8.12 "SETTLEMENT OF DISPUTES". In the event of occurrence of any dispute or disagreement other than payment of minimum royalties, the Parties shall first exert their best efforts in good faith to resolve the matter amicably between themselves as provided for in this Section 8.12. Within thirty (30) days after written demand by either Party, each Party shall designate two (2) representatives from among those personnel acquainted with the work involved who shall discuss and attempt to resolve the dispute or disagreement at the offices of the Party on which demand was served, or such other place agreeable to the Parties. If a resolution has not been achieved within thirty (30) days from the date on which the written demand for such working-level discussions was originally made, then either Party may demand in writing that an officer (vice president, president or director) from each Party discuss and attempt to resolve the dispute or disagreement at a place mutually agreed upon by the Parties. If a resolution has not been achieved within thirty (30) days after the written demand for discussions between officers of the Parties, then either Party shall be free to resort to a court of justice having jurisdiction over the Parties and the subject matter of the dispute provided, however, that both Parties hereby waive irrevocably any right to have such dispute or disagreement tried before a jury.

     8.13 "AMENDMENTS". No addition to, deletion from or modification of any of the provisions of this Agreement shall be binding upon the Parties unless made in writing and signed by a duly authorized representative of each Party.

     8.14 "ENTIRE AGREEMENT". This Agreement and the attached Exhibit constitute the entire agreement between the Parties with respect to its subject matter, and supersede all previous discussions, representations and understandings.

     8.15 "ASSIGNMENT". This Agreement may not be assigned or transferred in any manner by either Party without the prior written consent of the other Party, except that either Party may assign or transfer this Agreement to a third party in connection with the transfer or sale of all or substantially all of its business to which this Agreement pertains or the merger or consolidation of a Party with or into a third party if said third party agrees in writing to accept all of the terms and conditions of this Agreement.



                                   EXECUTION

     In consideration of the foregoing terms and conditions, the LICENSOR and LICENSEE have executed this Agreement as of the date first written above.



AKSYS, LTD.                            ALLERGAN, INC.

By: /s/ Lawrence H.N. Kinet            By: /s/ Richard M. Haugen
    -----------------------                ---------------------
Name: L.H.N. Kinet                     Name: Richard M. Haugen
      ------------                           -----------------
Title: Chairman & CEO                  Title: COO
       --------------                         ---
Date: 3/4/96                           Date: 3/11/96
      ------                                 -------



ALLERGAN

By: /s/ Martin A. Voet
    ------------------
Name: Martin A. Voet
      --------------
Title: Ass't Secretary
       ---------------
Date: 3/7/96
      ------

                                   EXHIBIT A

                              "LICENSED PATENTS"


               Country              Patent (Appln) Number
               -------              ---------------------

               U.S.                      5,392,653
               Australia                 (43959/93)
               Canada                    (2,136,640)
               EPO                       (0 643 823)
               Japan                     (500788/94)